UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2018

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

+ 86 (10) 6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure

On April 2, 2018, the board of directors (the “Sohu Board”) of Sohu.com Inc., a Delaware corporation (the “Registrant”), unanimously approved the dissolution of the registrant (the “Liquidation”) and adopted a plan of complete liquidation and dissolution of the registrant (the “Plan of Liquidation”). If implemented, the Liquidation and the Plan of Liquidation will result in, among other things, the dissolution of the Registrant, the cancellation of all outstanding shares of the common stock of the Registrant, and the pro rata distribution to the stockholders of the Registrant of American depositary shares (the “ADSs”) representing ordinary shares (“Ordinary Shares”) of Sohu.com Limited, a Cayman Islands company and a direct wholly-owned subsidiary (“Sohu Cayman”) of the Registrant. It is anticipated that the ADSs will be listed and traded on the NASDAQ Global Select Market in place of the shares of common stock of the Registrant, which will be delisted and cease trading following the Liquidation.

From and after the effective time of the Liquidation, which will occur upon the filing of a Certificate of Dissolution with the Secretary of State of the State of Delaware or such later effective time as is set forth in the Certificate of Dissolution (the “Effective Time”), the business, operations, and assets of the Sohu Group, which currently consists of the Registrant and its subsidiaries and variable interest entities, will be substantially the same as they were prior to the Effective Time, except that Sohu Cayman will be the top-tier publicly-traded holding company of the Sohu Group.

The Sohu Board intends to call a special meeting of stockholders (the “Special Meeting”) at which the stockholders of the Registrant will be asked to approve the Liquidation and adopt the Plan of Liquidation (the “Liquidation Proposal”). The Liquidation Proposal will be approved if it receives a majority of the outstanding shares of the common stock of the Registrant.

The Liquidation may be postponed or abandoned by the Sohu Board at any time, including after stockholder approval.

Additional information concerning the Liquidation and the Plan of Liquidation can be found in a Registration Statement on Form F-4 (as the same may be amended, the “Form F-4”) with respect to the Ordinary Shares of Sohu Cayman to be issued in connection with the Liquidation, which Sohu Cayman has filed with the Securities and Exchange Commission (the “SEC”). The Form F-4 includes a preliminary proxy statement/prospectus of the Registrant and Sohu Cayman. Subject to the Form F-4 being declared effective by the SEC, a definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”) will be filed by the Registrant with the SEC and sent to the stockholders of the Registrant seeking their approval of the Liquidation Proposal, and of a proposal to grant discretionary authority to the Sohu Board to adjourn the Special Meeting to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Liquidation Proposal. The Proxy Statement/Prospectus will also constitute a prospectus of Sohu Cayman with respect to the offering of the ADSs representing Ordinary Shares of Sohu Cayman that will be issued in connection with the Liquidation.

The foregoing summary of the Liquidation and the Plan of Liquidation does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan of Liquidation, which is attached hereto as Exhibit 2.1 and incorporated herein by reference, and to the Form F-4.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote, or approval. Stockholders of the Registrant are urged to read carefully the Form F-4, the Proxy Statement/Prospectus, and any other relevant documents filed with the SEC in connection with the proposed Liquidation and Plan of Liquidation, because they will contain important information about the Registrant, Sohu Cayman, and the Liquidation Proposal.

Item 9.01	Financial Statements and Exhibits.

(d) The following Exhibit is furnished as part of this report:

2.1	Plan of Complete Liquidation and Dissolution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: April 2, 2018	Sohu.com Inc.

	By:	/s/ Joanna Lv
Joanna Lv Chief Financial Officer

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